UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2009

TOT Energy, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-01715816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 NE 16th Ave. N. Miami, FL 33161		33161
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 891-2288

19950 West Country Club Drive, 8th floor
Aventura, Florida 33160
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 2, 2009, TOT-SIBBNS, Ltd., the majority-owned joint venture between TOT Energy, Inc. (the “Company”) and Sibburnefteservis, Ltd., determined there would be no further oil drilling operations under its existing contract for the current drilling season. TOT-SIBBNS has furloughed most employees (approximately 114 field and professional positions) until further notice. It is uncertain when or if drilling services under the existing contract will recommence. The contract for drilling services was temporarily suspended in January 2009 due to the inability of the customer to obtain necessary funding.  TOT-SIBBNS’ equipment remains on-site and is expected to remain on-site through the summer.

TOT-SIBBNS has continued to incur costs during the fourth quarter ended March 31, 2009 to secure its equipment on the job site and prepare for recommencement of drilling operations in the event the customer obtained the necessary financing to maintain the oil field license required to conduct operations. These costs were $10,500 for the quarter ended March 31, 2009.

At March 31, 2009, TOT-SIBBNS had a receivable in the amount of $162,000 from the customer for milestone billing and had $146,500 in Capitalized costs that have exceeded billings. We account for the existing drilling services contract under the completed contract method whereby project costs and related revenues are accumulated and reflected in operations when an estimated loss is probable.  Given the uncertainties relating to our customer’s ability to obtain financing in order to complete the drilling services contract, we have recorded an estimated loss provision of $340,000 for the quarter ended March 31, 2009.

As previously disclosed, the oil production business in Russia is seasonal and cyclical and is currently experiencing a down cycle in large part due to the recently lower prices relating to production of a barrel of crude oil. While we are hopeful that drilling service demand will increase when the price of oil increases and/or the Russian government adjusts drilling license regulations and fee structures, we can provide no assurance that this will be the case. We may not know whether our drilling operations will be able to recommence with our existing customer or other customers until the end of 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOT Energy, Inc.

April 7, 2009	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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